UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

          Entry into Material Definitive Agreement -- Vice President, Research & Development

          On November 2, 2005, Align Technology, Inc. (the “Company” or “Align”), entered into an employment agreement (the “Agreement”) with Hossein Arjomand, Vice President, Research & Development. The Agreement provides for a base salary of $230,000 per year and a target bonus of 60% of his base salary. The target bonus is contingent upon the attainment by Mr. Arjomand of specified performance objectives and his being employed by the Company at the time the bonus is paid.  If, during the term of his employment, and not in connection with a Change of Control (as defined in the Agreement), the Company terminates Mr. Arjomand’s employment without Cause (as defined in the Agreement) or due to Permanent Disability (as defined in the Agreement) or Mr. Arjomand resigns for Good Reason (as defined in the Agreement), then (X) Mr. Arjomand shall immediately vest in an additional number of shares under all outstanding options as if he had performed additional 12 months of service and (Y) Mr. Arjomand will be entitled to (i) the then current year’s target bonus, prorated for the number of days Mr. Arjomand has been employed during the year, (ii) one year’s base salary and (ii) the greater of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control, (i) Mr. Arjomand will immediately vest in options representing an additional 12 months of service and (ii) if within 12 months of a Change of Control either (a) Mr. Arjomand’s employment is terminated without Cause or (b) Mr. Arjomand resigns for Good Reason, Mr. Arjomand will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days Mr. Arjomand has been employed during the year, (y) one year’s base salary and (z) the greater of the then current year’s target bonus or the actual  prior year’s bonus.

          A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

          Termination of Material Definitive Agreement – Vice President, Research & Development

          On October 31, 2005, Align announced that effective immediately, Rok Sribar, its Vice President, Research & Development has left Align to pursue other interests.  Accordingly, the Employment Agreement dated February 7, 2005, between Mr. Sribar and Align (the “Sribar Employment Agreement”), which sets forth, among other things, Mr. Sribar’s base salary, bonus opportunity, stock options, benefits and responsibilities, was terminated.

          A brief description of the terms and conditions of the Sribar Employment Agreement is set forth under the caption “Executive Compensation – Employment Agreements” in Align’s Proxy Statement for the Annual Stockholder Meeting held in 2005, filed with the Securities and Exchange Commission on April 18, 2005, which disclosure is incorporated herein by reference. The description of the Sribar Employment Agreement is qualified in its entirety by the full terms and conditions of the Sribar Employment Agreement, the form of which was filed as Exhibit 10.37 to Align’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and is incorporated herein by reference.

          Termination of Material Definitive Agreement – Vice President, Human Resources

          On October 31, 2005, Align announced that Pat Wadors has resigned as Vice President, Human Resources. Ms. Wadors will remain at Align through the end of November to help recruit her replacement and ensure a smooth transition.  Ms. Wadors will join Yahoo! to take a senior leadership role in its human resources department. Accordingly, the Employment Agreement dated December 15, 2003 between Ms. Wadors and Align (the “Wadors Employment Agreement”), which sets forth, among other things, Ms. Wador’s base salary, bonus opportunity, stock options, benefits and responsibilities, was terminated.

          A brief description of the terms and conditions of the Wadors Employment Agreement is set forth under the caption “Executive Compensation – Employment Agreements” in Align’s Proxy Statement for the Annual Stockholder Meeting held in 2005, filed with the Securities and Exchange Commission on April 18, 2005, which disclosure is incorporated herein by reference. The description of the Wadors Employment Agreement is qualified in its entirety by the full terms and conditions of the Wadors Employment Agreement, the form of which was filed as Exhibit 10.38 to Align’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and is incorporated herein by reference.

ITEM 8.01     Other Events

          On October 31, 2005, Align announced the promotion of Hossein Arjomand to Vice President, Research & Development.  Align also announced that Rok Sribar, its Vice President, Research & Development left Align to pursue other interests.  The full text of the press release is attached hereto as Exhibit 99.1.

          On October 31, 2005, Align issued a press release announcing the resignation of Pat Wadors, Vice President, Human Resources, effective as of the end of November 2005.  Ms. Wadors will join Yahoo! to take a senior leadership role in its human resources department.  The full text of the press release is attached hereto as Exhibit 99.2.

ITEM  9.01.     Financial Statements and Exhibits

         (c)            Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Hossein Arjomand

99.1	Press Release dated October 31, 2005 announcing the appointment of Hossein Arjomand

99.2	Press Release dated October 31, 2005 announcing the resignation of Pat Wadors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement with Hossein Arjomand

99.1	Press Release dated October 31, 2005 announcing the appointment of Hossein Arjomand

99.2	Press Release dated October 31, 2005 announcing the resignation of Pat Wadors